Exhibit 99.1


TRIARC COMPANIES, INC.                             RC/ARBY'S CORPORATION
280 PARK AVENUE                                    1000 CORPORATE DRIVE
NEW YORK, NY 10017                                 FT. LAUDERDALE, FL 33334

                                                      FOR IMMEDIATE RELEASE

CONTACT:    ANNE A. TARBELL
            Triarc Companies, Inc
            212/451-3030
            www.triarc.com

                  TRIARC COMPLETES $835 MILLION OF DEBT
                              FINANCINGS

       $300 MILLION 10.25% SENIOR SUBORDINATED NOTE PRIVATE PLACEMENT AND $535 MILLION SENIOR SECURED CREDIT FACILITY ARE COMPLETED

       RC/ARBY'S $275 MILLION SENIOR SECURED NOTES TO BE REDEEMED AT 102.786% PLUS ACCRUED AND UNPAID INTEREST ON MARCH 30, 1999

NEW YORK, NY, FEBRUARY 25, 1999 -- Triarc Companies, Inc. (NYSE: TRY) ("Triarc") announced today that it completed the sale of $300 million principal amount
10.25% senior subordinated notes due 2009, pursuant to Rule 144A of the Securities Act of 1933, as amended. Concurrently, Triarc entered into a new $535 million senior secured credit facility.

      RC/Arby's Corporation, a subsidiary of Triarc, also announced today that it is redeeming its $275 million principal amount 9 3/4% senior secured notes due 2000 on March 30, 1999 at a redemption price of 102.786% of the principal amount, plus accrued and unpaid interest.

      Both financings were issued through a new wholly-owned subsidiary, Triarc Consumer Products Group, LLC, which owns Triarc's premium beverage (Snapple(R), Mistic(R) and Stewart's(R)), restaurant franchising (Arby's(R), T.J. Cinnamons(R) and Pasta Connection(TM)) and soft drink concentrates (Royal Crown(R), Diet Rite(R) and Nehi(R)) businesses.

      Triarc Consumer Products Group will use the net proceeds from the financings to: (a) redeem the RC/Arby's notes at a price of 102.786% plus accrued and unpaid interest; (b) refinance Triarc Beverage Group's existing credit facility ($284.3 million principal amount outstanding); (c) pay for the recently announced acquisition of Millrose Distributors, Inc., a distributor of Snapple and Stewart's products (approximately $17.3 million); (d) pay customary fees and expenses (approximately $30 million) and (e) fund a distri-bution to Triarc with the remaining proceeds.

      Triarc will use the distribution to partially fund the previously announced going-private transaction proposed by Nelson Peltz and Peter W. May, Triarc's Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, if such transaction is consummated, and/or for general corporate purposes, which may include working capital, future acquisitions and investments, repayment or refinancing of indebtedness or restructurings or repurchases of Triarc securities.

      The notes issued pursuant to the private placement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Triarc Consumer Products Group is obligated to cause a registration statement with respect to a registered exchange offer or with respect to resales of the notes to be declared effective no later than August 24, 1999. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

      Triarc  is  a  leading  premium  beverage  company  (Snapple,  Mistic  and
Stewart's), a restaurant franchisor (Arby's, T.J. Cinnamons and Pasta Connection) and a producer of soft drink concentrates (Royal Crown, Diet Rite and Nehi).

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                                  Note Follows



                             NOTE TO PRESS RELEASE

There can be no assurance that the proposed going-private transaction will be consummated or that the Securities and Exchange Commission will declare effective the registration statement with respect to the registered exchange offer for, or with respect to resales of, the notes.